EXHIBIT 23

Plante & Moran, PLLC

10 South Riverside Plaza

9th floor

Chicago, IL 60606

Tel: 312.207.1040

Fax: 312.207.1066

plantemoran.com

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Central Plains Bancshares, Inc. of our report dated June 14, 2023, with respect to the consolidated financial statements of Home Federal Savings and Loan Association of Grand Island and Subsidiary as of March 31, 2022 and 2023, and for the years then ended, appearing in the Company’s Prospectus included in the Registration Statement on Form S-1 (File No. 333-272676).

/s/ Plante & Moran, PLLC

Chicago, Illinois
October 19, 2023